EXHIBIT 32.1  Section 1350 Certification of the Chief Executive Officer and Chief Financial Officer

Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Thomas W. Schneider, President and Chief Executive Officer, and James A. Dowd, Senior Vice President and Chief Financial Officer of Pathfinder Bancorp, Inc. (the "Company"), each certify in his capacity as an officer of the Company that he has reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2013 and that to the best of his knowledge:

1. The report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and
2. The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.
The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.
November 13, 2013	/s/ Thomas W. Schneider Thomas W. Schneider President and Chief Executive Officer
November 13, 2013	/s/ James A. Dowd James A. Dowd Senior Vice President and Chief Financial Officer